MOMENTA PHARMACEUTICALS, INC.	675 WEST KENDALL STREET	T: 617.491.9700	F: 617.621.0431
	CAMBRIDGE, MA 02142	WWW.MOMENTAPHARMA.COM

July 18, 2006

Dr. Robert S. Langer, Jr.
98 Montvale Road
Newton, MA 02459

Re: Consulting Agreement — Amendment and Renewal

Dear Dr. Langer:

Reference is made to the Consulting Agreement dated July 23, 2001 between Momenta Pharmaceuticals, Inc. (formerly Mimeon, Inc.) (“Momenta”), and you, as extended and amended by the June 23, 2003, July 2, 2004 and August 8, 2005 letter agreements (collectively, the “Agreement”).  Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Agreement.

1. The parties agree to amend the Agreement as follows:

Section 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“2. Services.

2.1 Consultant shall provide technical and strategic consulting services in connection with various Momenta programs as may be reasonably requested by the Company from time to time.

2.2 Consultant hereby represents, warrants and agrees that Consultant has not been, and during the term of the Agreement (including any renewal period), will not be, debarred by the Food and Drug Administration from working in or providing services to any pharmaceutical or biotechnology company under the Federal Food, Drug, and Cosmetic Act, or under any other applicable law.  Consultant shall immediately notify Momenta if it becomes aware of any such circumstances during the term of this Agreement (including any renewal period), and shall cease performing services under the Agreement until otherwise instructed by Momenta.”

2. Pursuant to Section 1 of the Agreement, Company and Consultant hereby agree to extend the term of the Agreement for one additional year, effective from July 23, 2006 through July 22, 2007 (the “Renewal Period”).

3. All other terms and conditions of the Agreement shall remain in full force and effect during the Renewal Period.

If the foregoing is in conformity with your understanding, please sign both copies of this letter agreement and return one fully-executed original to Lisa Carron Shmerling, VP, Legal Affairs.

Very truly yours,

/s/ Alan L. Crane
Alan L. Crane
President and Chief Executive Officer

Agreed and accepted:

By:	/s/ Robert S. Langer Jr.
Print: Robert S. Langer, Jr.

Date: July 19, 2006